UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2007

PubliCARD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-29794	23-0991870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, 16th Floor, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 265-7013

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Execution of A Material Contract

On August 16, 2007, the Board of Directors of PubliCARD, Inc. (the “Company”) executed a non-binding letter of intent with The 500 Group, LLC., an entity controlled by the Company’s Chief Executive Officer whereby The 500 Group, LLC, would provide $500,000 to fund a plan of reorganization in the Company’s currently pending Chapter 11 bankruptcy proceeding and for the post-confirmation needs of the Company as a publicly reporting entity. There are no assurances that Disclosure Statement and Plan of Reorganization will be approved by the Company’s creditors, equity holders or the Bankruptcy Court. Copies of the executed Letter of Intent and Press Release are filed as Exhibit 99.1 and 99.2 respectively.

The information in this report, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Furthermore, the information in this report, including the exhibit, shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Letter of Intent between The 500 Group, LLC and PubliCARD, dated August 16, 2007.
99.2	Press release dated August 16,, 2007 announcing Letter of Intent between The 500 Group, LLC., and PubliCARD, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubliCARD, Inc.
Registrant

Date: August 16, 2007	By:	/s/ Joseph Sarachek
Joseph Sarachek
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter of Intent between The 500 Group, LLC, and PubliCARD, dated August 16, 2007.
99.2	Press Release announcing Letter of Intent between The 500 Group, LLC and PubliCARD, dated August 16, 2007.